EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-07012, No. 033-37573, No. 033-72568, No. 033-
58749, No. 333-20333 and No. 333-90967) of T. Rowe Price Group, Inc. of our report dated January 23, 2001 appearing on page 24 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 23, 2001